Exhibit 99.1

News From

IGI [LOGO]

Buena, NJ  08310

Release Date: August 12, 2003

Contact:    Domenic N. Golato
            Senior Vice President & Chief Financial Officer
            IGI, Inc.
            856-697-1441 ext. 211
            www.askigi.com
            --------------

                 IGI, INC. ANNOUNCES SECOND QUARTER RESULTS

BUENA, NJ August 12, 2003 - IGI, INC. (AMEX: IG) today reported a net loss attributable to common stock of $307,000 or ($.03) per share, for the quarter ended June 30, 2003, compared to net income attributable to common stock of $9,294,000, or $.82 per share, for the quarter ended June 30, 2002. For the six months ended June 30, 2003, the net loss attributable to common stock was $271,000, or ($.02) per share, compared to net income attributable to common stock of $8,807,000, or $.78 per share, for the comparable period in 2002. The loss incurred in the second quarter of 2003 is a result of lower product sales to Estee Lauder and a $202,000 severance expense accrued for the cost of the benefits to be provided by the Company under a severance package for the Company's current President and Chief Executive Officer. The loss was offset by a $169,000 insurance settlement, net of legal costs, received for the damages arising from the heating oil leak at the Company's Companion Pet Products site which is reflected under discontinued operations.

"While we were disappointed in the sales to our largest customer, Estee Lauder, in the second quarter of 2003, we were able to off set the decline with sales to two new customers. We have already seen an increase in the level of orders for products from Estee Lauder in the third quarter and we continue to work with Chattem, Inc. under the terms of our Joint Development Agreement. In addition, we have formulated and manufactured a new product for Vetoquinol, the French firm that acquired IGI's Companion Pet Products division in 2002," stated Frank Gerardi, Chairman of the Board of IGI.

                                    # # #

IGI is a company committed to grow by applying its technologies to deliver cost-effective solutions to customer's problems. IGI solves problems in consumer and skin care markets. An increasing number of IGI's solutions are based on the patented Novasome(R) microencapsulation technology which offers value-added qualities to cosmetics, skin care products, chemicals, foods, beverages and other products.

The statements in this release by Frank Gerardi are forward-looking statements that are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for the Company's products, product mix, the timing of customer orders or deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity and other risks discussed in the Company's 10-K for the year ended December 31, 2002. In addition, such


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statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the release.


                         IGI, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
           (in thousands, except share and per share information)
                                 (Unaudited)


                                                             Three months ended June 30,     Six months ended June 30,
                                                             ---------------------------     -------------------------
                                                                 2003           2002            2003           2002
                                                                 ----           ----            ----           ----

Revenues:
  Product sales, net                                          $      718     $      889      $    1,523     $    1,743
  Licensing and royalty income                                       168            175             371            384
                                                              ----------     ----------      ----------     ----------
      Total revenues                                                 886          1,064      $    1,894          2,127

Cost and expenses:
  Cost of sales                                                      355            359             685            754
  Selling, general and administrative expenses                       852            671           1,352          1,328
  Product development and research expenses                          157            143             303            267
                                                              ----------     ----------      ----------     ----------
Operating loss                                                      (478)          (109)           (446)          (222)
Interest income (expense)                                              2           (119)              8           (303)
Other income, net                                                      -              -               -             58
Loss on early extinguishment of debt                                   -         (2,654)              -         (2,654)
                                                              ----------     ----------      ----------     ----------

Loss from continuing operations before
 provision for income taxes                                         (476)        (2,882)           (438)        (3,121)
Provision for income taxes                                             -              -               2              6
                                                              ----------     ----------      ----------     ----------

Loss from continuing operations                                     (476)        (2,882)           (440)        (3,127)
                                                              ----------     ----------      ----------     ----------

Discontinued operations:
  Income (loss) from operations of discontinued business               -           (521)              -           (401)
  Gain on disposal of discontinued business                          169         12,468             169         12,468
                                                              ----------     ----------      ----------     ----------
Net income (loss)                                                   (307)         9,065            (271)         8,940

Mark to market for detachable stock warrants                           -            229               -           (133)
                                                              ----------     ----------      ----------     ----------
Net income (loss) attributable to common stock                $     (307)    $    9,294      $     (271)    $    8,807
                                                              ==========     ==========      ==========     ==========


Basic and Diluted Earnings (Loss) Per Common Share
  Continuing operations                                       $     (.04)    $     (.24)     $     (.04)    $     (.29)
  Discontinued operations                                            .01           1.06             .02           1.07
                                                              ----------     ----------      ----------     ----------
  Net income (loss) per share                                 $     (.03)    $      .82      $     (.02)    $      .78
                                                              ==========     ==========      ==========     ==========

Weighted Average of Common Stock and
 Common Stock Equivalents Outstanding
  Basic and diluted                                           11,400,449     11,300,454      11,392,063     11,286,574


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                         IGI, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEETS
           (in thousands, except share and per share information)


                                                                 June 30, 2003
                                                                  (unaudited)      December 31, 2002
                                                                 -------------     -----------------

ASSETS
Current assets:
  Cash and cash equivalents                                        $  1,572            $  1,999
  Accounts receivable, less allowance for doubtful accounts
   of $21 and $35 in 2003 and 2002, respectively                        422                 460
  Licensing and royalty income receivable                               146                 166
  Inventories                                                           175                 209
  Prepaid expenses and other current assets                             328                 146
                                                                   --------            --------
      Total current assets                                            2,643               2,980
Property, plant and equipment, net                                    2,786               2,862
Other assets                                                             79                  87
                                                                   --------            --------
      Total assets                                                 $  5,508            $  5,929
                                                                   ========            ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                                $     18            $     18
  Accounts payable                                                       82                 115
  Accrued payroll                                                        68                  71
  Other accrued expenses                                                517                 551
  Income taxes payable                                                   10                  16
                                                                   --------            --------
      Total current liabilities                                         695                 771
Deferred income                                                         418                 485
Long-term debt                                                          166                 164
                                                                   --------            --------
      Total liabilities                                               1,279               1,420
                                                                   --------            --------

Stockholders' equity:
  Common stock $.01 par value, 50,000,000 shares authorized;
   13,321,705 and 13,262,657 shares issued in 2003 and 2002,
   respectively                                                         133                 133
  Additional paid-in capital                                         23,674              23,644
  Accumulated deficit                                               (18,224)            (17,953)
Less treasury stock, 1,924,840 and 1,878,640 shares at cost
 in 2003 and 2002 respectively                                       (1,354)             (1,315)
                                                                   --------            --------
      Total stockholders' equity                                      4,229               4,509
                                                                   --------            --------
      Total liabilities and stockholders' equity                   $  5,508            $  5,929
                                                                   ========            ========


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